SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                  FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  August 24, 1994




                          FORT HOWARD CORPORATION

           (Exact name of registrant as specified in its charter)



          Delaware                       1-6901                39-1090992

(State or other jurisdiction          (Commission            (IRS Employer
      of incorporation)               File Number)         Identification No.)



1919 South Broadway, Green Bay, Wisconsin                            54304

(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:  (414) 435-8821



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ITEM 5.  OTHER EVENTS


     The Internal Revenue Service ("IRS") issued a statutory notice of deficiency ("Notice") to the Company in March 1992 for additional income tax for the 1988 tax year. The Notice resulted from an audit of the Company's 1988 tax year wherein the IRS adjusted income and disallowed deductions, including deductions for fees and expenses related to the Acquisition. The IRS also disallowed deductions for fees and expenses related to 1988 debt financing and refinancing transactions. The IRS's basis for disallowance is Internal Revenue Code (the "Code") Section 162(k) (which was enacted in 1986 and which denies deductions for otherwise deductible amounts paid or incurred in connection with stock redemptions). In March 1992, the Company filed a petition in the U.S. Tax Court opposing substantially all of the claimed deficiency and the case was tried in September 1993. After the trial, the Company and the IRS executed an agreed Supplemental Stipulation of Facts by which the IRS and the Company partially settled the case by agreeing that certain fees and expenses (previously disallowed by the IRS and potentially representing approximately $26 million of tax liability) were properly deductible by the Company over the term of the 1988 debt financing and refinancing. In addition, the Company agreed to capitalize certain amounts identified by the IRS and paid additional federal income tax of approximately $5 million representing its liability with respect to the agreed adjustments. On August 24, 1994, the U.S. Tax Court issued its written opinion on the remaining issues in which it essentially adopted the interpretation of Code
Section 162(k) advanced by the IRS. The Company intends to appeal the U.S. Tax Court decision to the U.S. Court of Appeals for the Seventh Circuit. If the decision of the Tax Court is ultimately sustained, the Company estimates that the potential amount of additional taxes due the IRS on account of the disallowance sustained by the Tax Court for the period 1988 through 1993 would be approximately $31 million and for the periods after 1993 (assuming current statutory tax rates) would be approximately $11 million, in each case exclusive of IRS interest charges. The Company is unable to predict the final result of its appeal with certainty. The Company believes, however, that the ultimate resolution will not have a material adverse effect on the Company's financial condition.

















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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                           FORT HOWARD CORPORATION
                                                 (Registrant)



                                           By:  /s/James W. Nellen II
                                           Name:   James W. Nellen II
                                           Title:  Vice President



Dated:  August 26, 1994


































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